UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor

New York, NY 10022

(212) 393-4540

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct and Private Placement

On February 10, 2025, Dominari Holdings Inc. (the “Company” or “Dominari”) entered into securities purchase agreements (the “RD Purchase Agreement”) with certain accredited investors for the sale by the Company of 1,439,467 registered shares of its common stock (“Common Stock”), unregistered Series A warrants (“Series A Warrants”) to purchase up to 1,439,467 shares of common stock and unregistered Series B warrants (“Series B Warrants,” together with the Series A Warrants, the “Warrants”) to purchase up to 1,439,467 shares of Common Stock at a combined purchase price of $3.47 per share and accompanying Warrants in a direct offering. In a concurrent private placement, Dominari also entered into securities purchase agreements (the “PIPE Purchase Agreement,” together with the RD Purchase Agreement, the “Purchase Agreements,” and the transactions contemplated by the Purchase Agreements, the “Offerings”) with certain accredited investors for the sale of 2,436,587 shares of Common Stock, Series A Warrants to purchase up to 2,436,587 shares of Common Stock and Series B Warrants to purchase up to 2,436,587 shares of Common Stock at the same purchase price as in the RD Purchase Agreement. The Series A Warrants are exercisable immediately upon issuance at an exercise price of $3.72 per share and will expire five years from the date of issuance. The Series B Warrants are exercisable immediately upon issuance at an exercise price of $4.22 per share and will expire five years from the date of issuance. The closing of the Offerings is expected to occur on February 12, 2025.

Certain officers, directors, employees and members of the Company’s advisory board participated in the Offerings on the same terms as the other investors.

The gross proceeds to the Company from the Offerings will be approximately $13.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the cash exercise of the Warrants. The Company currently intends to use the net proceeds from the Offerings for working capital and general corporate purposes and the payment of a special cash dividend, as described below.

The shares of Common Stock to be issued pursuant to the RD Purchase Agreement (but excluding the unregistered shares of Common Stock, the Warrants and the shares of Common Stock underlying the Warrants issued in the private placement) are being offered by Dominari pursuant to a “shelf” registration statement on Form S-3 (File No. 333-283804) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on December 13, 2024, and declared effective by the SEC on December 23, 2024. In connection with the registered direct offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, respectively, which are incorporated by reference into the registration statement.

The unregistered shares of Common Stock and the Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the shares of Common Stock underlying such Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered shares, the Warrants, and the shares of Common Stock underlying the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of Common Stock and the shares issuable upon exercise of the Warrants.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are included with this filing only to provide investors with information regarding the terms of transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The form of RD Purchase Agreement, the form of PIPE Purchase Agreement, the form of Series A Warrant and form of Series B Warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Advisors

On February 10, 2025, the Company entered into certain advisory agreements (the “Advisory Agreements”) with five newly appointed members of its advisory board for initial appointments of two years. The Company will initially issue an aggregate of 850,000 unregistered shares (the “Advisory Shares”) to the newly appointed members with additional issuances of an aggregate of 850,000 shares upon certain Company milestones being met.

The Advisory Shares were offered in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Advisory Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of Common Stock issued pursuant to the Advisory Agreements.

The form of Advisory Agreement is filed as Exhibits 10.3 to this Current Report on Form 8-K. The foregoing summary of the terms of the Advisory Agreements is subject to, and qualified in their entirety by, such form, which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, the Compensation Committee (the “Committee”) of the Company’s board of directors granted a nonqualified stock option to purchase 5,000,000 shares of the Company’s Common Stock to each of Kyle Wool, the Company’s President, and Anthony Hayes, the Company’s Chief Executive Officer (collectively, the “Performance Awards”). The Performance Awards were fully vested on the grant date, but cannot be exercised unless both (A) the Company’s stockholders approve the Performance Awards or an increase in the number of shares available for grant under the Dominari Holdings Inc. 2022 Equity Incentive Plan (the “Plan”) at the Company’s next stockholder meeting, such that the full number of shares underlying the Performance Awards may be delivered from the Plan’s share limit, and (B) the Company files a Form S-8 with the SEC to register the shares subject to the Performance Awards. The Performance Awards have an exercise price equal to the fair market value of the Company’s stock on the grant date and expire on the tenth anniversary of the grant date.

The Performance Awards are also subject to such further terms and conditions as are set forth in the Form of Stock Option Agreement filed herewith as Exhibit 10.4.

The form of Stock Option Agreement is filed as Exhibits 10.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the Stock Option Agreement is subject to, and qualified in their entirety by, such form, which is incorporated herein by reference.

Item 7.01 Regulation FD

On February 11, 2025, the Company issued a press release announcing the signing of the Purchase Agreements. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On February 11, 2025, the Company issued a press release announcing the appointment of the additional members to its advisory board. The full text of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 11, 2025, the Company announced that its board of directors declared a special cash dividend of $4 million in the aggregate to stockholders of record as of the close of business on February 24, 2025.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of RD Purchase Agreement.
10.2	Form of PIPE Purchase Agreement.
10.3	Form of Advisory Agreement.
10.4	Form of Stock Option Agreement.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
99.1*	Press Release Announcing the Registered Direct and Private Placement.
99.2*	Press Release Announcing Appointment of Advisory Board Members.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2025	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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